Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 24, 2023 with respect to the consolidated financial statements of Canadian Pacific Railway Limited as of and for the year ended December 31, 2022, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2022 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Calgary, Canada

April 26, 2023